UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2008

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50014	88-0478644
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1120 TERMINAL WAY, SUITE 202, RENO 89503

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code (775) 786-5528, Fax (888) 213-5031

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

The Registrant held an annual meeting on February 14, 2008 at which Chandana Basu, voting solely her 98,750,000 shares of the Registrant’s common stock, approved or ratified the following:

o

A Certificate of Amendment to the Articles of Incorporation to change the registrant’s name to PPJ Enterprise, which amendment became effective on March 20, 2008;

An amendment to the Registrant’s Articles of Incorporation to increase the authorized shares to 1,500,000,000 shares of common stock, to reauthorize the par value of $.001 per share of common stock, and to authorize additional 95,000,000 shares of preferred stock making it a total of 100,000,000 with a par value of $.001 per share of preferred stock that became effective March 20, 2008; and 300,000,000 Free Trading shares also were registered with Nevada Secretary of State on March 20, 2008.

Amendment also made to reverse stock split 1:400 on March 20, 2008.

As of  May 22, 2008, total issued and outstanding shares of the Company’s Common stock are 122,587,763 shares.

As a result of the name change, the Company’s trading symbol changed from “HBSV” to “PPJE”.

(c)

Exhibits.

Exhibit No.	Description

3.1*	Certificate of Amendment to Articles of Incorporation

*  Filed herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Business Services Groups, Inc.

By: /s/ Chandana Basu

       Chandana Basu

       Chief Executive Office

Dated:  May 22, 2008